FIRST AMENDMENT TO PROMISSORY NOTE

This Agreement dated as of the 28th day of November, 2005 by and between Community Bank, N.A., a national banking association, having its principal office and place of business at 240 South Hamilton Street, Painted Post, New York 14870 ("Bank") and Corning Natural Gas Corporation, a New York business corporation organized and existing under the laws of New York State having its principal office and place of business at 330 West William Street, Corning, New York ("Borrower").

WITNESSETH:

WHEREAS, on August 4,2005 the Bank loaned to the Borrower principal in the amount of $1,900,000.00 (the "CNG Term Loan"), which indebtedness was evidenced by the Promissory Note of the Borrower of that date, a photo-reduced copy of which is hereto appended. The Borrower is also indebted to the Bank under certain credit line facilities, to wit, a $5,600,000 Line of Credit (Loan #4280406 0101) and a $1,000,000 Line of Credit (Loan #4280406 0501). As a result of certain material adverse changes in the operating condition of the Borrower, for sufficient cause and in accordance with the terms of the agreements between the Borrower and the Bank pertaining to said credit line facilities the Bank suspended the access of the Borrower to the credit lines on November 3, 2005. The Borrower has since requested that the Bank reactivate its access to said credit line facilities, and the Bank has agreed to do so subject to the performance by the Borrower upon certain conditions. One of those conditions is that the Bank and the Borrower would by mutual agreement amend the terms of the CNG Term Loan so as to modify it from having a stated maturity of August 4, 2010 to being a demand obligation. The purpose of this agreement is to fulfill that condition.

NOW, THEREFORE, in consideration of the mutual execution and delivery of this agreement and the reactivation by the Bank, concurrently with the delivery of this agreement, of access by the Borrower to the credit line facilities above-referenced, the Borrower and the Bank hereby mutually agree that the CNG Term Loan is and shall at all times hereafter be due in full as to all outstanding principal and accrued interest upon demand by the Bank, and the above-referenced Promissory Note is hereby so amended.

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COMMUNITY BANK, NA
By: /S/ J. David Clark
J. David Clark, Vice President

CORNING NATURAL GAS CORPORATION
By: /s/ Kenneth J. Robinson
KENNETH J. ROBINSON
Executive Vice President

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PROMISSORY NOTE
$ 1,900,000		Dated August 4, 2005
Office: Corning		Loan:_____________________________
FOR VALUE RECEIVED, Corning Natural Gas Corporation		of
(Debtor)
330 West William Street		and
(Address)
of
(Debtor)

(Address)

(hereafter referred to as "Debtor"), jointly and severally if more than one, promise(s) to pay to the order of
COMMUNIITY BANK, NATIONAL ASSOCIATION
(hereafter referred to as "Lender") at any of Lender&s offices, in lawful money of the United States, the Principal sum of
One Million Nine Hundred Thousand Dollars ($ 1, 900,000.00 )

1. Interest. Debtor aggress to pay interest on the unpaid Principal balance at the following rate(s): at a fluctuating rate of interest equal to the Wall Street Journal Prime Rate minus one-half percent, with charges to occur with each reference rate change.

2. PAYMENTS. Debtor agrees to make payment(s) as follows: in monthly installments of principal in the amount of $31,667.00 plus interest on the 4th day of each month commencing September 4, 2005. Maturity Date: August4. 2010. Secured by: Security Agreement of even date herewith.

[ ] RENEWAL NOTE. If checked, Debtor agrees that this note is a renewal of the Promissory Note dated_________________________ ______________ and that, whether or not additional funds are advanced herewith, this Note is not intended to create a new debt for the unpaid portion of the prior note. If Lender was given a purchase money or other security interest in connection with the prior note, that security interest shall be retained by Lender in connection with this note.

3. CALCULATION OF INTEREST. Interest shall be calculated on the basis of the following: the actual days elapsed divided by a year of 360 days.

4. VARIABLE INTEREST. If this Note provides for interest which may vary based on changes in a designated, published, or otherwise determined rate (hereafter referred to as the "reference rate"), the interest rate on this Note shall change effective: with each change in the Wall Street Journal Prime Rate as published in the Wall Street Journal.

If more than one change in the reference rate occurs before such effective date, the most recent change shall control.

5. LATE CHARGE: If a payment is more than _10_ days late, Debtor aggress to pay a late charge of [ ] $__________[ ] __________% of the payment amount; [x] the greater of [ ] the lesser of $_25.00____ or ___5____% of the payment amount.

6. LOAN PURPOSE; DISBURSEMENT OF PROCEEDS: Each Debtor hereby represents and warrants to Lender that the loan evidenced by this Note will be used primarily for business or commercial purposes and agrees that any disbursement of said loan, or any portion thereof, to any one or more Debtors, shall conclusively be deemed to constitute disbursement of such loan to and for the benefit of all Debtors.

7. RIGHT TO COMPLETE NOTE: Lender may at any time and from time to time, without notice to any Debtor: (a) date this Note as of the date when the loan evidenced hereby was made; (b) complete any blank spaces according to the terms upon which Lender has granted such loan; and (c) cause the signature of one or more persons added as additional debtors without in any way affecting or limiting the liability of the existing Debtors to Lender.

8. UNCONDITIONAL LIABILITY: Each Debtors liability shall be unconditional and without regard to the liability of any other Debtor, and shall not be affected by any extension of time, renewal, waiver or modification of this Note, or the release, substitution or addition of collateral for this Note. Each Debtor consents to any and all extensions of time, renewals, waivers or modifications as well as to the release, substitution or addition of guarantors or collateral security, without notice to Debtor and without affecting Debtor&s liability hereunder. This Note is entitled to the benefits of any loan agreement(s), surety and guaranty agreement(s), security agreement(s), mortgage(s), assignments(s), and/or other such loan documents referred to collectively as the "Loan Documents" applicable to the debt evidenced by this Note, whether executed previous to, concurrently with, or subsequent to, this Note, and which may be amended, modified, renewed or substituted, without affecting in any way the enforceability of this Note.

9. EVENTS OF DEFAULT: Each of the following shall be an "Event of Default" hereunder: (a) the nonpayment when due of any amount payable under this Note or under any other obligation of any Debtor to Lender; (b) the failure of any debtor to observe or perform any present or future agreement of any nature whatsoever with Lender, including, but not limited to, those contained in the Loan Documents; (c) if any Debtor becomes insolvent or makes an assignment for the benefit of creditors, or if any petition if filed by or against any Debtor under any provision of any state or federal law or statute alleging that such debtor is insolvent or unable to pay debts as they mature or under any provision of the Federal Bankruptcy Code; (d) the entry of any judgment against any Debtor or any of Debtors property which remains unsatisfied for fifteen (15) days; (e) the issuing of any attachment, levy or garnishment against any property of any Debtor; (f) the occurrence of any substantial change in the financial condition of any Debtor which, in the sole, reasonable good faith judgment of the Lender is materially adverse; (g) the sale of all or substantially all of the assets, or change in ownership or the dissolution, liquidation, merger, consolidation or reorganization of any Debtor which is a corporation or partnership; (h) the death, incarceration, or adjudication of legal incompetence of any Debtor who is a natural person; (i) if any information or signature furnished to Lender at any time in connection with the loan evidenced by this Note, or in connection with any guaranty or surety agreement applicable hereto is false or incorrect; or (j) the failure of any Debtor to timely furnish to Lender such financial and other information as Lender may reasonably request.

10. LENDER&S RIGHTS UPON DEFAULT: Upon the occurrence of any Event of Default, Lender may do any or all of the following concurrently or separately: (a) accelerate the maturity of this Note and demand immediate payment of all outstanding Principal and accrued interest; (b) exercise Lender&s right of set-of against account(s) of each Debtor; (c) exercise all of the rights, privileges and remedies of a secured party under the New York Uniform Commercial Code and all of Lender&s rights and remedies under any of the Loan Documents; (d) Upon five (5) days written notice to Debtor, begin accruing interest, in addition to the interest provided for above, if any, at a rate not to exceed four percent (4%) per annum on the unpaid Principal balance; provided , however, that no interest shall accrue hereunder in excess of the maximum amount of interest then allowed by law. Debtor agrees to pay such accrued interest upon demand.

11. PREPAYMENTS: Unless otherwise agreed to in writing by Debtor, this Note may be prepaid in whole or in part, at any time without penalty. However, if the Principal of the Note is repayable in installments, any such prepayments shall be applied first to accrued interest to the date of prepayment and then on account of the last remaining unpaid Principal payment to become due, and the number of installments due hereunder shall be correspondingly reduced. No such prepayments shall reduce amounts of the scheduled installments nor relieve Debtor from paying a scheduled installment on each installment payment date until all Principal due together with accrued interest thereon has been paid in full.

12. MISCELLANEOUS: (a) Debtor hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. (b) Debtor agrees to reimburse Lender for all costs, including court costs and reasonable attorney&s fees incurred by Lender in connection with the collection and enforcement hereof. (c) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All obligations of Debtor in connection with this Note shall bind Debtor&s representatives, heirs, successors and assigns. (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. (e) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender&s right to exercise that or any other right or remedy to which Lender is entitled. (f) This Note has been delivered to and accepted by Lender in and shall be governed by the laws of the State of New York. The parties agree to jurisdiction of the federal and state courts located in New York in connection with any matter arising hereunder, including the collection and enforcement hereof.

13. WARRANTIES AND REPRESENTATIONS: Debtor warrants and represents that the funds (Collateral) are obtained and will be used in connection with lawful activities, pursuits, endeavors, ventures or businesses, and Debtor will not use the funds (Collateral) to violate any law that could result in forfeiture proceedings being instituted.

Debtor agrees to promptly inform Lender of any proposed proceedings or actual proceeding which would subject the funds (Collateral) to forfeiture to any governmental body.

INDIVIDUAL DEBTORS SIGN BELOW		CORPORATION OR PARTERSHIP DEBTORS SIGN BELOW

________________________________________________		Corning Natural Gas Corporation
Name	(SEAL)	Name of Corporation or Partnership
________________________________________________		By: /s/ Kenneth J. Robinson
Name	(SEAL)	Name and Title
________________________________________________		Kenneth J. Robinson, Executive Vice President
Name	(SEAL)	Name and Title

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